Exhibit A

13G/A
CUSIP No. 05577W200		Page 14 of 14

Exhibit A

Beaudier Inc.

Beaudier Holdings LP

4338618 Canada Inc.

Laurent Beaudoin

Claire Bombardier Beaudoin

J.R. André Bombardier

Huguette Bombardier Fontaine

Janine Bombardier